Exhibit 99.1

LeMaitre Q4 2020 Financial Results

BURLINGTON, MA, February 25, 2021 - LeMaitre (Nasdaq:LMAT), a provider of vascular devices, implants and services, today reported Q4 2020 results and announced an $0.11/share quarterly dividend.

Q4 2020 Results

●	Sales of $37.5mm, +24% (+3% organic) vs. Q4 2019
●	Op. income of $9.5mm, +94%
●	Op. margin of 25%
●	Net income of $7.0mm, +52%
●	Earnings of $0.34 per diluted share, +51%
●	EBITDA of $11.9mm, +84%
●	Debt paid down $21.5mm to $39.0mm

The Company posted sales growth in the Americas (+35%), Asia/Pac (+12%) and Europe/Middle East/Africa (+9%). The three recent acquisitions (Artegraft, CardioCel and Eze-Sit) led growth in Q4 2020. By product, biologic grafts, valvulotomes and embolectomy catheters drove sales.

Gross margin decreased to 65.0% in Q4 2020 (vs. 66.0% in Q4 2019) primarily due to recent acquisitions and factory transitions.

Operating expenses decreased 1% to $14.9mm in Q4 2020 (vs. $15.0mm). The decline was driven by COVID-related cost-cuts as well as reduced travel and surgeon congresses.

Chairman & CEO George LeMaitre said “For Q4, record sales combined with expense control to produce healthy bottom-line results and an improved balance sheet. For 2020 we reported 10% sales growth and 36% op. income growth. 2021 marks a decade of yearly dividend growth at LeMaitre.”

Business Outlook

Guidance
Q1 2021 Sales	$33.8mm - $36.8mm (Midpoint:+16%)
Q1 2021 Gross Margin	66.7%
Q1 2021 Operating Income	$6.8mm - $8.8mm (Midpoint:+79%)
Q1 2021 Earnings Per Share	$0.24 - $0.31 (Midpoint: +78%)

Quarterly Dividend

On February 23, 2021, the Company's Board of Directors approved a quarterly dividend of $0.11/share of common stock. The dividend will be paid on March 25, 2021 to shareholders of record on March 9, 2021.

Share Repurchase Program

On February 23, 2021, the Company's Board of Directors authorized the repurchase of up to $15.0mm of the Company’s common stock. The repurchase program may be suspended or discontinued at any time and will conclude on February 22, 2022, unless extended by the Board.

Conference Call Reminder

Management will conduct a conference call at 5:00 p.m. ET today. The conference call will be broadcast live over the Internet. Individuals interested in listening to the webcast can log on to the Company's website at www.lemaitre.com/investor. The conference call may also be accessed by dialing 844-239-5284 (+1 512-961-6497 for international callers), using passcode 8429679. For individuals unable to join the live conference call, a replay will be available on the Company's website.

A reconciliation of GAAP to non-GAAP results is included in the tables attached to this release.

About LeMaitre Vascular

LeMaitre is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. The Company develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

LeMaitre and the LeMaitre logo are registered trademarks of LeMaitre Vascular, Inc. This press release may include other trademarks and trade names of the Company.

For more information about the Company, please visit http://www.lemaitre.com.

Use of Non-GAAP Financial Measures

LeMaitre Vascular management believes that in order to better understand the Company's short-term and long-term financial trends, investors may wish to consider certain non-GAAP financial measures as a supplement to financial performance measures prepared in accordance with GAAP. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and do not have standardized meanings. These non-GAAP measures result from facts and circumstances that may vary in frequency and/or impact on continuing operations. Non-GAAP measures should be considered in addition to, and not as a substitute for, financial performance measures in accordance with GAAP. In addition to the description provided below, reconciliation of GAAP to non-GAAP results is provided in the financial statement tables included in this press release.

In this press release, the Company has reported non-GAAP sales growth percentages after adjusting for the impact of foreign currency exchange, business development transactions, and/or other events as well as EBITDA or earnings before interest, taxes, depreciation and amortization. The Company refers to the calculation of non-GAAP sales growth percentages as "organic." The Company analyzes non-GAAP sales on a constant currency basis, net of acquisitions and other non-recurring events, and EBITDA to better measure the comparability of results between periods. Because changes in foreign currency exchange rates have a non-operating impact on net sales, and acquisitions, divestitures, product discontinuations, and other strategic transactions are episodic in nature and are highly variable to the reported sales results, the Company believes that evaluating growth in sales on a constant currency basis net of such transactions provides an additional and meaningful assessment of sales to management. The Company believes that evaluating EBITDA provides an approximation of the cash generating ability of its operations.

Forward-Looking Statements

The Company's current financial results, as discussed in this release, are preliminary and unaudited, and subject to adjustment. This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements in this press release regarding the Company's business that are not historical facts may be "forward-looking statements" that involve risks and uncertainties. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties that could cause actual results to differ from the results expected, including, but not limited to, the status of our global regulatory approvals and compliance with foreign regulatory requirements to market and sell our products outside the United States; the duration of the lapse in CE mark approval for certain of our devices; the closure of an audit by one of our notified bodies in support of the issuance and/or maintenance of CE marks covering certain of our products or the failure of such audit to be successfully closed; the duration and severity of the impact of COVID-19 on the global economy, our customers, our suppliers and our company; the risk of significant fluctuations in our quarterly and annual results due to numerous factors; the risk that assumptions about the market for the Company’s products and the productivity of the Company’s direct sales force and distributors may not be correct; the risk that we may not be able to maintain our recent levels of profitability; the risk that the Company may not realize the anticipated benefits of its strategic activities; risks related to the integration of acquisition targets; the acceleration or deceleration of product growth rates; risks related to product demand and market acceptance of the Company’s products and pricing; the risk that a recall of our products could result in significant costs or negative publicity; the risk that the Company is not successful in transitioning to a direct-selling model in new territories and other risks and uncertainties included under the heading "Risk Factors" in our most recent Annual Report on Form 10-K, as updated by our subsequent filings with the SEC, which are all available on the Company's investor relations website at http://www.lemaitre.com and on the SEC's website at http://www.sec.gov. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACT: J.J. Pellegrino, CFO, LeMaitre

781-425-1691

jjpellegrino@lemaitre.com

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)

	December 31, 2020	December 31, 2019
	(unaudited)
Assets

Current assets:
Cash and cash equivalents	$26,764	$11,786
Short-term marketable securities	214	20,895
Accounts receivable, net	19,552	16,572
Inventory and other deferred costs	45,115	39,527
Prepaid expenses and other current assets	2,618	3,312
Total current assets	94,263	92,092

Property and equipment, net	15,036	14,854
Right-of-use leased assets	16,066	15,208
Goodwill	65,945	39,951
Other intangibles, net	58,905	24,893
Deferred tax assets	1,686	1,084
Other assets	909	259

Total assets	$252,810	$188,341

Liabilities and stockholders' equity

Current liabilities:
Current portion of long-term debt	$2,500	$-
Accounts payable	2,394	2,604
Accrued expenses	17,525	14,014
Acquisition-related obligations	772	2,476
Lease liabilities - short-term	1,954	1,757
Total current liabilities	25,145	20,851

Long-term debt	35,532	-
Lease liabilities - long-term	14,791	13,955
Deferred tax liabilities	127	1,179
Other long-term liabilities	4,643	4,215
Total liabilities	80,238	40,200

Stockholders' equity
Common stock	221	217
Additional paid-in capital	114,924	105,934
Retained earnings	70,554	57,029
Accumulated other comprehensive loss	(1,525)	(4,007)
Treasury stock	(11,602)	(11,032)
Total stockholders' equity	172,572	148,141

Total liabilities and stockholders' equity	$252,810	$188,341

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	For the three months ended		For the year ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019

Net sales	$37,548	$30,170	$129,366	$117,232
Cost of sales	13,146	10,262	44,748	37,379

Gross profit	24,402	19,908	84,618	79,853

Operating expenses:
Sales and marketing	5,912	7,452	23,700	30,339
General and administrative	6,076	5,029	22,501	19,055
Research and development	2,869	2,499	10,099	9,276
Gain on sale of building	-	-	(470)	-
Total operating expenses	14,857	14,980	55,830	58,670

Income from operations	9,545	4,928	28,788	21,183
Other income:
Interest expense	(579)	-	(1,310)	-
Other income (loss), net	(35)	260	(122)	496

Income before income taxes	8,931	5,188	27,356	21,679

Provision for income taxes	1,898	575	6,136	3,745

Net income	$7,033	4,613	$21,220	17,934

Earnings per share of common stock
Basic	$0.35	0.23	$1.05	0.91
Diluted	$0.34	0.23	$1.04	0.88

Weighted - average shares outstanding:
Basic	20,380	20,054	20,246	19,813
Diluted	20,621	20,484	20,479	20,326

Cash dividends declared per common share	$0.095	0.085	$0.380	0.340

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
SELECTED NET SALES INFORMATION
(amounts in thousands)
(unaudited)

	For the three months ended				For the year ended
	December 31, 2020		December 31, 2019		December 31, 2020		December 31, 2019
	$	%	$	%	$	%	$	%
Net Sales by Geography
Americas	$24,008	64%	$17,775	59%	$81,470	63%	$69,359	59%
Europe/Middle East/Africa	10,854	29%	10,001	33%	39,193	30%	39,480	34%
Asia/Pacific Rim	2,686	7%	2,394	8%	8,703	7%	8,393	7%
Total Net Sales	$37,548	100%	$30,170	100%	$129,366	100%	$117,232	100%

LEMAITRE VASCULAR, INC (NASDAQ: LMAT)
NON-GAAP FINANCIAL MEASURES
(amounts in thousands)
(unaudited)

Reconciliation between GAAP and Non-GAAP sales growth:
For the three months ended December 31, 2020
Net sales as reported	$37,548
Impact of currency exchange rate fluctuations	(792)
Net impact of acquisitions excluding currency	(5,705)
Adjusted net sales		$31,051

For the three months ended December 31, 2019
Net sales as reported	$30,170
Adjusted net sales		$30,170

Adjusted net sales increase for the three months ended December 31, 2020		$881	3%

Reconciliation between GAAP and non-GAAP debt outstanding:
As of December 31, 2020
Debt as reported	$38,032
Add back unamortized deferred financing costs	968
Adjusted debt outstanding		$39,000

	For the three months ended		For the year ended
	December 31, 2020	December 31, 2019	December 31, 2020	December 31, 2019
Reconciliation between GAAP and Non-GAAP EBITDA
Net income as reported	$7,033	$4,613	$21,220	$17,934
Interest (income) expense, net	565	(123)	1,103	(698)
Amortization and depreciation expense	2,447	1,441	8,224	5,416
Provision for income taxes	1,898	575	6,136	3,745

EBITDA	$11,943	$6,506	$36,683	$26,397

EBITDA percentage increase		84%		39%